EXHIBIT 99.1

“Edible Garden Heartland” - A Zero-Waste Inspired® Multifaceted AgTech Facility Planned to Open in Grand Rapids, Michigan

Advances Company’s Commitment to the Local Midwest Market

Partnership with University of Michigan to Establish a Sustainability Research Program at Edible Garden Heartland

BELVIDERE, NJ, August 31, 2022 — Edible Garden AG Incorporated (“Edible Garden” or the “Company”) (Nasdaq: EDBL), a leader in controlled environment agriculture (CEA) and locally grown, organic, sustainable produce, today announced it has completed the acquisition of a five-acre greenhouse facility in Grand Rapids, Michigan, which will operate as Edible Garden Heartland. The new CEA facility, leveraging advanced AgTech, is expected to be fully operational by year’s end, with the capacity to support up to $20 million in annualized revenue.

In addition to serving customers in the Midwest, the facility will house the Company’s state-of-the-art research and development center, focused on improving existing products, developing new products, innovations in plant-based protein and nutraceuticals, as well as applying advanced agricultural technologies. It will also be home to the first commercial installation of Edible Garden’s proprietary hybrid vertical growing system.

“The facility will incorporate our patented, advanced technologies and processes, while reinforcing our commitment to the region and our Midwest customers. Most of all, this facility will support our mission of providing Zero-Waste Inspired, Simply Local, Simply Fresh® produce,” said Jim Kras, Chief Executive Officer.

Mike Sudbury, General Manager at Edible Garden, will lead the Grand Rapids facility. “As a heartland native, I am particularly proud that we chose to purchase an existing facility and retrofit it with our proprietary technology,” said Mr. Sudbury. “We anticipate retaining substantially all the existing workforce and, over time, we could add as many as 40 additional jobs, as well as potentially contribute to an additional 100 indirect jobs within the Grand Rapids community.”

“Grand Rapids is the ideal location for Edible Garden Heartland as it places us close to one of our major retail distribution partners, Meijer, while also allowing us to extend our reach and better serve other customers in the region. This further empowers us to minimize food miles, shorten time to market while decreasing spoilage, waste, and ultimately, reducing our CO2 footprint,” noted Kras.

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The acquisition also includes an existing horticultural business that has historically generated approximately $2 million in annual revenue and provides the Company with the potential for a range of cross-selling opportunities.

The Company is partnering with the University of Michigan’s School of Environment & Sustainability and Erb Institute and will offer students the opportunity to work directly with Edible Garden’s team to develop and implement initiatives at Edible Garden Heartland that address the environmental and societal impacts of the food industry, by harnessing the power of sustainable CEA farming.

ABOUT EDIBLE GARDEN®

Edible Garden AG Incorporated, is a leader in locally grown organic leafy greens and herbs backed by Zero-Waste Inspired® next generation farming. Offered at over 4,000 stores in the US, Edible Garden is disrupting the CEA and sustainability technology movement with its safety-in-farming protocols, use of sustainable packaging, patented GreenThumb™software and self-watering in-store displays. The Company currently operates state-of-the-art greenhouses and processing facilities in Belvidere, New Jersey and Grand Rapids, Michigan strategically located near major markets in the U.S. Its proprietary GreenThumb software optimizes growing in vertical and traditional greenhouses while seeking to reduce pollution-generating food miles. Edible Garden is also a developer of ingredients and proteins, providing an accessible line of plant and whey protein powders under the Vitamin Way® and Vitamin Whey® brands.

Forward Looking Statements

This press release contains forward-looking statements, including with respect to the Company’s growth strategies, ability to expand its distribution network and distribution relationships, and performance as a public company. The words “anticipate,” “could,” “expect,” “intend,” “look forward,” “objective,” “plan,” “potential,” “seek,” “future,” “will,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including market and other conditions and the Company’s ability to achieve its growth objectives. The Company undertakes no obligation to update any such forward-looking statements after the date hereof to conform to actual results or changes in expectations, except as required by law.

Investor Contacts:

Crescendo Communications, LLC

212-671-1020

EDBL@crescendo-ir.com

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